                                                                   EXHIBIT 10.55
                             MODIFICATION AGREEMENT

     This Modification Agreement ("Agreement") is entered into as of July 1, 1997 by and among Amsterdam Equities Limited ("Amsterdam"), Frank Leonard Laport ("Laport"), Beverly Trust Company, as Custodian of the Frank Leonard Laport Rollover IRA #75-49990 ("Laport IRA", and, collectively with Amsterdam and Laport, the "Investor Group"), and Princeton Dental Management Corporation ("PDMC").

     WHEREAS, Amsterdam and PDMC have previously entered into that certain Convertible Debt Agreement dated as of April 22, 1996 ("Convertible Debt Agreement"), pursuant to which PDMC delivered to Amsterdam that certain $13,050,000 Convertible Secured Note ("Convertible Note"), and that certain Warrant to Purchase up to 3,588,750 shares of common stock of PDMC ("Amsterdam Default Warrant").

     WHEREAS, Amsterdam, Laport, Laport IRA and PDMC have previously entered into that certain Series A 11.75% Cumulative Convertible Preferred Stock Purchase Agreement dated as of April 22, 1996 ("Series A Agreement"), pursuant to which PDMC delivered to Laport that certain Warrant to Purchase up to 134,063 shares of common stock of PDMC ("Laport Default Warrant"), and pursuant to which PDMC delivered to Laport IRA that certain Warrant to Purchase up to 134,062 shares of common stock of PDMC ("Laport IRA Default Warrant"), and pursuant to which PDMC delivered to Amsterdam that certain Warrant to Purchase up to 268,125 shares of common stock of PDMC ("Amsterdam Series A Default Warrant").

     WHEREAS, PDMC has been advised by The Nasdaq Stock Market, Inc. that PDMC does not currently meet the listing standards required for continued listing on the Nasdaq SmallCap Market ("Nasdaq SmallCap").

     WHEREAS, PDMC has advised the Investor Group that, in an effort to meet the listing requirements of the Nasdaq SmallCap and remain listed on the Nasdaq SmallCap, PDMC is requesting that the Investor Group agree to certain modifications of the Convertible Debt Agreement, the Convertible Debt Note and the Series A Agreement.

     WHEREAS, PDMC acknowledges that the Convertible Debt Agreement, the Convertible Debt Note and the Series A Agreement are each currently in a state of default, and any and all amounts due and owing under such agreements are due upon demand.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. Convertible Debt Agreement. Amsterdam agrees to waive any and all accrued and ongoing interest payments as may be due to Amsterdam pursuant to the Convertible Debt Agreement and/or the Convertible Debt Note for the period from January 1, 1997 through December 31, 1997 (the "Waiver Period"). Amsterdam agrees that interest will not accrue during the Waiver Period and that interest will not begin to accrue until January 1, 1998, at which point interest will again begin to accrue in strict accordance with the terms of the Convertible Debt Agreement. Provided, however, that the parties acknowledge that this Agreement is being entered into, in part, in consideration of (i) a waiver of any accrued and ongoing interest as may be due for the period from July 1, 1997 though June 30, 1998 pursuant to that certain Acquisition Promissory Note in the initial principal amount of $1,350,000 executed by PDMC in favor of the constituent shareholders of Mason Dental, Inc. and dated as of December 31, 1993 ("Island Group Waiver"), and (ii) the continued listing of PDMC on the Nasdaq SmallCap Market ("Nasdaq Listing"), and, in the event that either the Island Group Waiver or the Nasdaq Listing terminate for any reason whatsoever during the Waiver Period, then, in such event, Amsterdam may, at its sole and exclusive option, immediately deem this Modification Agreement void ab initio and of no force and effect.

     2. Series A Agreement. The Investor Group, and each of them, agree to waive any and all accrued and ongoing dividend payments as may be due to any of the Investor Group pursuant to the Series A Agreement for the Waiver Period. The Investor Group, and each of them, agree that dividend payments will not accrue during the Waiver Period and that dividend payments will not begin to accrue until January 1, 1998, at which point dividend payments will again begin to accrue in strict accordance with the terms of the Series A Agreement. Provided, however, that the parties acknowledge that this Agreement is being entered into, in part, in consideration of (i) the Island Group Waiver, and
(ii) the Nasdaq Listing, and, in the event that either the Island Group Waiver or the Nasdaq Listing terminate for any reason whatsoever during the Waiver Period, then, in such event, the Investor Group, or any of them, may, at their sole and exclusive option, immediately deem this Modification Agreement void ab initio and of no force and effect.

     3. Default Warrants. PDMC agrees and acknowledges that each of the Amsterdam Default Warrant, the Amsterdam Series A Default Warrant, the Laport Default Warrant and the Laport IRA Default Warrant (collectively, the "Default Warrants") has been effective since January 1, 1997 and that no further action whatsoever is required in order to render the Default Warrants, or any of them, effective. PDMC further agrees that, effective immediately and without need for further action, the "Exercise Price", as such term is defined in each of the Default Warrants, is reduced from Ten United States Cents ($0.10) per Share (as such term is defined in the Default Warrants) to One United States Cent ($0.01) per Share. The parties agree and acknowledge that this reduction in the Exercise Price of the Default Warrants was an absolute precondition of the waiver of interest and dividends on the part of the Investor Group, and that the Investor Group would in no event have agreed to any such waiver without such a reduction.

     Consistent with the terms of Section 8 of each of the Default Warrants, PDMC also agrees and reaffirms that it shall be solely liable for any and all United States, state, local or any other taxes as may be due and owing as a result of or in any way connected to (i) the issuance of the Default Warrants, or any of them, (ii) the exercise of the Default Warrants, or any of them, and/or (iii) the reduction in the Exercise Price of each of the Default Warrants, or any of them, pursuant to this Agreement.

     Except to the extent and as specifically modified by this Agreement, the Convertible Debt Agreement, the Convertible Note, the Series A Agreement, the Default Warrants and any and all other documents entered into in connection with such documents (the "Investor Group

Documents") remain unchanged and are hereby ratified and reaffirmed in their entirety. Except as specifically set forth in this Agreement, the terms which are used in this Agreement shall have the meanings given to them in the Investor Group Documents and the terms and conditions of the Investor Group Documents are incorporated into this Agreement in their entirety.

     The parties hereto agree that no further action is required in order to effectuate the agreements set forth in this Agreement, but, in the event that counsel for the Investor Group or PDMC reasonably determines that any such additional documentation is required in order to properly effectuate such agreements, each of the parties agree to cooperate in this regard and to immediately execute any additional required documentation.

     This Agreement may be executed in counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.


                           [END OF TEXT ON THIS PAGE]

     IN WITNESS WHEREOF, the parties hereto have entered into this Modification Agreement effective as of July 1, 1997.

AMSTERDAM EQUITIES LIMITED

By: _____________________

Its: ____________________



___________________________
Frank Leonard Laport



BEVERLY TRUST COMPANY, as
Custodian of the Frank
Leonard Laport Rollover
IRA #75-49990

By: _______________________________

Its: ______________________________



PRINCETON DENTAL MANAGEMENT CORPORATION


By: _______________________________

Its: ______________________________